EXHIBIT 5.2

November 22, 2005

PXRE Group Ltd. 110 Pitts Bay Road Pembroke HM 08 Bermuda	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	441-299-4902 djdoyle@cdp.bm DJD/aet/380413/corp153935

Dear Sirs

PXRE Group Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the "Commission") on November 22, 2005 of a registration statement on Form S-3 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration by the Company under the United States Securities Act of 1933 (the "Securities Act") of $700,000,000 securities (inclusive of the approximately $200,000,000 of securities eligible for offer and sale under an existing universal shelf registration statement) of its debt securities, common shares, convertible common shares, preferred shares, purchase contracts, units, guarantees, depositary shares and warrants in connection with offerings of convertible preferred shares, convertible common shares or common shares of the Company, hereinafter collectively referred to as the "Securities".

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on the date hereof, copies of minutes of a meeting of the board of directors of the Company held on November 18, 2005 (the "Minutes") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

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We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Securities when issued as contemplated by the Minutes and the Registration Statement will be validly issued, fully paid and non-assessable, that is, no further sums will be required to be paid by the holders thereof in connection with the issue of such shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "LEGAL MATTERS", "UNENFORCEABILILTY OF CERTAIN UNITED STATES JUDGMENTS" and "DIFFERENCE IN CORPORATE LAWS-Enforcement of Judgments and Other Matters" in each prospectus, to the extent therein, forming a part of the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

SIGNED:	Conyers Dill & Pearman